Exhibit 23.3

p | 604.683.3277
f | 604.684.8464	Charlton & Company
CHARTERED ACCOUNTANTS

SUITE 1735, TWO BENTALL CENTRE
555 BURRARD STREET
BOX 243
VANCOUVER, BC V7X 1M9

CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We hereby consent to the inclusion of our report, dated July 15, 2004 appearing in this Registration Statement on Form F-1 of Valcent Products Inc. (formerly Nettron.Com, Inc.) for the years ended March 31, 2004 and 2003.

“Charlton & Company” (signed)

CHARTERED ACCOUNTANTS

Vancouver, Canada
June 30, 2006